UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2008

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement

Effective November 26, 2008, Winstanley Enterprises LLC (“Winstanley”) terminated its previously announced agreement (the “Facilities Sale Agreement”) with Neurogen Corporation (the “Company”) to purchase four of the Company’s five buildings located in Branford, Connecticut for a purchase price of $6.0 million.  As previously disclosed, the sale under the Facilities Sale Agreement was subject to conditions customary for commercial real estate transactions, including a 45-day diligence period.  The Company has been informed that the decision to terminate was due to the current state of the credit markets.

The Company intends to continue to pursue the monetization of non-core assets, including the scheduled closing in the fourth quarter of 2008 of a previously announced agreement to sell its chemical library for $3 million to a global pharmaceutical company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

By: /s/ Thomas A. Pitler
Name: Thomas A. Pitler
Date: December 2, 2008	Title: Senior Vice President and Chief Business and Financial Officer